Exhibit 10.4

Deposit Account Control Agreement

(Blocked)

This Deposit Account Control Agreement (this “Agreement”), dated as of June __, 2024     (the “Effective Date”), is entered into by and among DIH US Holding, Inc., a Delaware corporation (“Depositor”), Five Narrow Lane L.P., a Delaware limited partnership, as secured party or collateral agent thereof (“Secured Party”), and Customers Bank, a Pennsylvania state-chartered bank (“Bank”).

Recitals

WHEREAS, Depositor maintains in its name at Bank those certain deposit control checking, and/or savings account(s) identified on the signature page hereto (individually and collectively, the “Account”);

WHEREAS, Depositor and Secured Party have entered into that certain Security Agreement, dated as of June __, 2024 (together with any exhibits, schedules, amendments, and other agreements ancillary thereto, the “Loan Documents”), pursuant to which Depositor has assigned and granted to Secured Party a security interest in the Account and all funds, instruments, transfers, Remittances (as defined below) and other payment items deposited or held therein up to the total sum of $300,000 (collectively, “Funds” and together with the Account, the “Collateral”); and

WHEREAS, Depositor and Secured Party have requested that Bank enter into this Agreement to evidence Secured Party’s security interest in the Account and to provide instructions for maintaining and disbursing the Funds held therein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby affirm, Depositor, Secured Party, and Bank, intending to be legally bound, mutually agree as follows:

1.	Notice and Acknowledgment of Security Interest. The recitals set forth above are incorporated into this Agreement and shall serve as notice to Bank of the security interest in the Collateral granted by Depositor to Secured Party. Bank is entitled to reply upon such notice without further inquiry.

The parties acknowledge that Bank is acting under this Agreement as a “bank” as that term is used in the Uniform Commercial Code of the Commonwealth of Pennsylvania, as in effect from time to time (including any successor law thereto, the “UCC”).

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Revised 10/12/2023

2.	Maintenance of Account.

a)	Establishment of Account. As of the Effective Date, Depositor represents that it has established and maintains the Account at Bank and that such Account is titled as or substantially equivalent to: “DIH Holding US, Inc. Collateral Account for benefit of Five Narrow Lane, L.P., as Secured Party.” Depositor irrevocably directs Bank to, and Bank agrees to, make all notations in Bank’s Account records that are necessary or appropriate to reflect the security interest of Secured Party in the Account.

b)	Account Covenants. During the Term (as defined below), Depositor covenants to Secured Party that Depositor will not close, or change the name or number of, the Account without the prior written consent of Secured Party. Bank shall have no liability if Depositor breaches such covenant.

c)	Encumbrances. Depositor represents that it has not assigned or granted, and covenants that during the Term it will not assign or grant, a security interest in the Collateral to any person or permit the Collateral to become subject to any other pledge, lien, charge, or encumbrance of any kind; excluding only those granted to Secured Party pursuant to the Loan Documents and any Bank Lien Rights (as defined below) (together, “Permitted Encumbrances”).

d)	Account Statements. Bank will make available to each of Depositor and Secured Party copies of periodic Account statements upon request in a mutually agreeable manner.

e)	Account Interest. All interest amounts, if any, credited to the Account shall be reported to the Internal Revenue Service and applicable state and local taxing authorities under the name and taxpayer identification number of Depositor. All Account interest shall belong to the Depositor.

f)	Account Fees. A monthly fee for Bank’s services provided hereunder may be charged to Depositor via Account Analysis. Depositor may contact its Bank representative for a price schedule identifying such fees. Bank and Depositor acknowledge and agree that Secured Party shall have no obligation to pay such fees to Bank.

3.	Secured Party’s Control of Account. Secured Party and Depositor intend for this Agreement to evidence Secured Party’s “control” of the Account as that term is used in the UCC. As such, during the Term and subject to the conditions of this Agreement, Depositor irrevocably authorizes and directs Bank to comply, and Bank shall comply, with Secured Party’s written instructions to make or permit withdrawals, payments, or other transfers from the Account and any other Account instructions originated by Secured Party without further consent from or notice to Depositor (together, “Secured Party Instructions”). Depositor acknowledges and agrees that during the Term neither Depositor nor any of its representatives shall have the right to make or permit withdrawals, payments, or other transfers from the Account or submit any other Account instructions or cause Bank to comply therewith; provided, Depositor shall be entitled to withdraw any amount in the Account in excess of the sum of $300,000. Bank may follow any and all Secured Party Instructions even if doing so results in the dishonoring of items presented for payment from the Account or Bank otherwise not complying with any other instruction from Depositor.

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Revised 10/12/2023

4.	Governing Account Agreements. The Account is governed by the deposit account agreements, cash management agreements, and any other agreements ancillary thereto entered into between Depositor and Bank in connection with the Account (together with any exhibits, schedules, amendments, disclosures, and certifications relating thereto, the “Deposit Agreements”). The parties hereto acknowledge and agree that (a) this Agreement supplements, and does not supersede, the Deposit Agreements and (b) the Secured Party does not assume any of Depositor’s obligations under the Deposit Agreements by virtue of entering into this Agreement. In the event of any conflict between this Agreement and the Deposit Agreements, this Agreement shall control.

5.	Subordination of Bank Lien Rights. The parties acknowledge that, whether pursuant to the Deposit Agreements or another agreement, Bank may now or in the future hold a security interest in, lien on, right to offset, deduct, charge, or debit from any of the Collateral (together, “Bank Lien Rights”). During the Term, Bank shall not exercise any such Bank Lien Rights against the Collateral, except for the following purposes (together, “Permitted Bank Debits”): (a) to recover any advances made by Bank in connection with the crediting of any checks, ACH, wires, or other payments that are subsequently returned unpaid because of uncollected or insufficient funds and any other advances made by Bank as part of its cash management services, all in the ordinary course of business, or (b) to receive normal and customary fees and charges for maintaining the Account and providing any related cash management services. Bank’s rights to make Permitted Bank Debits are in addition to, and not in lieu of, any right to indemnification or reimbursement hereunder.

6.	Limitation of Bank Liability and Duties.

a)	Liability Limits. Bank shall not be liable to Depositor, Secured Party, or any third party for any losses, damages, expenses, or claims (together, “Losses”) arising from Bank’s performance or failure to perform under this Agreement, except for those Losses caused solely and directly by Bank’s acts or omissions of gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. In no event shall Bank be liable in connection with this Agreement for any special, indirect, exemplary, punitive, lost profits, or other consequential damages. Any action against Bank by Depositor or Secured Party related to this Agreement must be brought within twelve (12) months after the cause of action accrues.

b)	Compliance with Legal Process. Notwithstanding anything to the contrary herein, Bank shall be permitted to comply with applicable law and any writ, levy, order or other similar judicial or regulatory order or process concerning the Account or any Funds and shall not be in breach of this Agreement for so doing, regardless of whether such writ, levy, or order is subsequently reversed, modified, annulled, or vacated. Bank shall be entitled to rely on and shall not be liable for any act or omission in accordance with the advice of counsel or other professionals retained or consulted by Bank.

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Revised 10/12/2023

c)	Loan Documents. References in this Agreement to the Loan Documents or any other agreement, instrument, or document to which Bank is not a party are for the convenience of the parties, and Bank has no duties or obligations thereunder and makes no representations with respect thereto. Bank shall have no obligation under this Agreement or otherwise to obtain, review, interpret, or confirm that this Agreement or any instruction provided hereunder complies with the terms of the Loan Documents. Bank will not be responsible or liable for the failure of Depositor or Secured Party to perform in accordance with this Agreement or the Loan Documents. Bank shall neither be responsible for, nor chargeable with, knowledge of the terms of any Loan Documents, regardless of whether such documents have been provided to Bank, and Bank shall have no duty to know or inquire as to the performance or nonperformance of any provision thereof.

d)	Reliance Rights. Without any duty of inquiry as to genuineness, accuracy, validity, or otherwise, Bank may rely and act upon any notices, instructions, or other communications provided hereunder that Bank believes in good faith to be genuine and presented by the appropriate party hereto. Depositor and Secured Party each release Bank and its affiliates from any liability or losses arising from such reliance. Each of Depositor and Secured Party shall promptly cooperate with any reasonable security procedures that Bank may request, in its sole discretion, to verify the genuineness, accuracy, or validity of any notice, instruction, or other communication provided in connection with this Agreement or to verify the identity or authority of any person presenting any such notice, instruction, or other communication.

e)	Disclaimer of Fiduciary Duties. Notwithstanding any provision herein to the contrary, Bank is obligated only to perform the Bank duties specifically set forth in this Agreement, all of which shall be deemed purely ministerial in nature. Bank expressly disclaims, and does not and will not assume, any discretion as to the investment of the Collateral and does not and will not provide any investment advice. Under no circumstance will Bank be deemed a fiduciary, trustee, agent, or bailee of, or assume or owe any fiduciary, trustee, agency, or bailee duty to, Depositor, Secured Party, or any other person by virtue of this Agreement.

7.	Indemnification. Depositor hereby agrees to indemnify, defend, and hold harmless Bank against any Losses incurred by Bank, its affiliates, or their respective directors, officers, employees, or agents in any way arising out of or related to this Agreement, if applicable (including reasonable attorneys’ fees), except to the extent that such Losses are solely and directly caused by Bank’s acts or omissions of willful misconduct, as a determined by a court of competent jurisdiction in a final, non-appealable order.

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Revised 10/12/2023

8.	Notices. Any notice, instruction, or other communication required or permitted to be given under this Agreement shall be in writing, in English, and deemed duly given if delivered to the appliable address specified on the signature page hereto by reputable overnight national courier delivery service or by certified or registered United States mail, return receipt requested, in each case with a copy by electronic mail. All such notices shall be deemed received upon the Business Day following the date of delivery confirmation. “Business Day” means any day other than a Saturday, Sunday, or other day on which the Bank is permitted or required by applicable law to be closed. Any of the addresses on the signature page hereto may be changed at any time by the applicable party providing notice in accordance with this Section. Notwithstanding the foregoing, Bank may, in its sole discretion, accept and act upon or reject and not act upon any notices that Depositor or Secured Party delivers to Bank solely via e-mail to the e-mail address(es) specified on the signature page hereto.

9.	Termination and Assignment.

a)	Term. This Agreement shall remain in effect from the Effective Date until the earlier of (a) the date on which Bank receives from Secured Party a duly executed termination notice substantially in the form attached hereto as Exhibit A (“Secured Party Notice of Termination”) or (b) sixty (60) calendar days after Bank provides written termination notice to Depositor and Secured Party (such period, the “Term”). Secured Party agrees to deliver to Bank, with copy to Depositor, Secured Party Notice of Termination promptly after the termination or release of Secured Party’s security interests in the Collateral under the Loan Documents. Depositor may not terminate this Agreement except with the written consent of Secured Party and prior notice to Bank. Upon termination of this Agreement, Depositor shall assume sole control of the Account and all Funds therein. Notwithstanding the foregoing, Bank may terminate this Agreement immediately upon written notice to Depositor and Secured Party if either such party breaches its obligations under this Agreement or Depositor breaches its obligations under the Deposit Agreements, or if Bank reasonably determines that applicable law or regulatory order prohibits Bank from performing its obligations hereunder or obligates Bank to close the Account. Secured Party covenants with Depositor that, unless an Event of Default under the Debenture has occurred and is continuing, it shall provide the Bank with the Secured Party Notice of Termination within two Business Days of the Depositor receiving BOTH Shareholder Approval and effectiveness of the Registration Statement, each as defined in the Loan Documents.

b)	Assignment. Secured Party or Bank may assign this Agreement by providing at least thirty (30) calendar days’ prior written notice to the other parties hereto. Depositor may not assign this Agreement without the prior written consent of Secured Party and Bank.

c)	Survival. Sections 6 through 10 of this Agreement, together with any other provisions herein that contemplate performance after the date of termination, shall survive termination of this Agreement.

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Revised 10/12/2023

10.	Miscellaneous.

a)	Choice of Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of laws. Regardless of any other provision in any other agreement, for purposes of the UCC, the Commonwealth of Pennsylvania shall be deemed to be Bank’s jurisdiction.

b)	Modifications. No amendment, supplement, or other modification of this Agreement or any waiver of any right hereunder shall be binding on any party to this Agreement unless it is in writing and signed by each of the parties hereto.

c)	Interpretation. Section headings have been inserted in this Agreement for convenience only and shall not affect the construction or interpretation of this Agreement. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

d)	Entire Agreement. This Agreement and the exhibits hereto, together with the Deposit Agreements, constitutes the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

e)	Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

f)	Force Majeure. Bank shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; wars; acts of terrorism; epidemic; pandemic; government-ordered shutdowns; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; or labor disputes; provided that Bank shall use commercially reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

g)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY INTENTIONALLY, KNOWLINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT.

[Signature page follows]

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Revised 10/12/2023

In witness whereof, each party hereto has caused this Deposit Account Control Agreement to be executed by its duly authorized officer as of the Effective Date written above.

Signatures			Mailing Address for Notices
Depositor	“Depositor” Name		Mailing Address:
Signer Name
	Title		Primary Contact:
	Signature		Name: Email: Phone:
Secured Party	“Secured Party” Name	Five Narrow Lane, L.P. by Five Narrow Lane LLC, its g.p.	Mailing Address: 510 Madison Avenue, 14th Floor, New York, NY 10022
Signer Name
	Title	Managing Member of the general partner	Primary Contact:
	Signature		Name: Joseph Hammer Email: joe@lhfin.com Phone: 212-586-8224
Bank	“Bank” Name	Customers Bank	Customers Bank
	Signer Name		Attn: Deposit Operations
	Title		40 General Warren Blvd.
	Signature		Suite 200 Malvern, PA 19355 Relationship Manager: Name: Email: Phone:

IMPORTANT: Prior to signature, each Account subject to this Deposit Account Control Agreement must be identified below.

Deposit Control Checking / Savings Account #:

Deposit Control Checking / Savings Account #:

Deposit Control Checking / Savings Account #:

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Revised 10/12/2023

Exhibit A

Secured Party Notice of Termination

[Secured Party Letterhead]

ENTER DATE

Attn:     , Bank Relationship Manager for Depositor

Attn: Deposit Operations

Customers Bank

40 General Warren Blvd., Suite 200

Malvern, PA 19355

To Whom It May Concern:

Reference is made to that certain Deposit Account Control Agreement (“DACA”), dated as of     , among DIH Holding US, Inc. (“Depositor”), Five Narrow Lane, L.P. (“Secured Party”), and Customers Bank (“Bank”). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the DACA.

Bank is hereby notified that as of the date of this notice the DACA is terminated, and Secured Party no longer holds a security interest in the Collateral. This notice terminates any obligations Bank may have to Secured Party with respect to the Collateral. Notwithstanding any prior Secured Party Instructions, from and after the date of this notice Bank is hereby instructed to accept all Depositor Instructions relating to the Account.

Secured Party represents that it has provided a copy of this notice to Depositor.

Sincerely,

Five Narrow Lane, L.P., as Secured Party

By: Five Narrow Lane LLC

Its general partner

By:

Printed Name:

Title: Managing Member

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Revised 10/12/2023